Exhibit 99.1
T3 Motion, Inc. Increases Size of Public Offering to $11.1 million, Including a $1.1 million Exercise of Underwriters Overallotment Option, and Commences Trading on the NYSE Amex
Press Release Source: T3 Motion, Inc. On Monday May 16, 2011, 1:30 pm EDT
COSTA MESA, Calif., May 16, 2011 /PRNewswire/ — www.t3motion.com (AMEX:TTTM — News) — T3 Motion, Inc., a producer of clean tech/green tech electric personal mobility vehicles, today announced that it has priced a public offering of 3,171,429 units of its securities at $3.50 per unit (AMEX: TTTM.U). Each unit consists of one share of its common stock (AMEX:TTTM — News), one Class H Warrant (AMEX:TTTM.Z — News) and one Class I Warrant (AMEX: TTTM.W). The securities are expected to begin trading on the NYSE Amex on May 16, 2011. The offering is expected to close on May 19, 2011, subject to customary closing conditions.
The offering size was increased reflecting the underwriter’s exercise in part of its overallotment option to purchase an additional 314,286 units. T3 Motion anticipates that the net proceeds of this offering will be used to repay outstanding indebtedness, the balance of a settlement obligation and for general working capital purposes, which may include increased spending of for research and development, sales and marketing and the hiring of additional personnel. None of T3 Motion’s management, employees, affiliates, or other stockholders are selling securities in this offering. In addition, all insiders have signed lock-ups and are prohibited from selling their stock for a period of one year.
Chardan Capital Markets, LLC, acted as the sole underwriter for this transaction.
A registration statement relating to these securities was declared effective by, the U.S. Securities and Exchange Commission on May 13, 2011. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. For purchasers of at least $500,000 of units, the Company also offered certain rights included as a separate security that grant such purchasers approval rights relating to certain subsequent change of control and dilutive financing transactions.
This offering shall be made only by means of the prospectus, copies of which may be obtained from Chardan Capital Markets, Attention: [Equity Syndicate] at 17 State St., Suite 1600, New York, NY 10004, phone: (646) 465-9025, fax: (646) 465-9091. The registration statement may also be accessed through the SEC website: www.sec.gov
About T3 Motion, Inc.
T3 Motion, Inc. (AMEX:TTTM — News) revolutionized the world of personal mobility with the introduction of their flagship electric T3 Series law enforcement vehicles at the International Association of Chiefs of Police conference held in October 2006. Headquartered in Orange County, California, T3 Motion, Inc. is dedicated to raising the bar on environmental standards and law enforcement and security capabilities in personal mobility technology. For more information, visit www.t3motion.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the completion of this offering T3 Motion’s business, which are not historical facts, are “forward-looking statements” that are not guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others, factors associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering. For additional information concerning these and other factors that may cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Registration Statement filed on Form S-1, as amended, and in the periodic reports fo the Company files from time to time with the Securities and Exchange Commission.